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Exhibit 3.88

                           ARTICLES OF INCORPORATION
                                       OF
                INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

                                  ARTICLE ONE

The name of the corporation shall be Integrated Specialists Management Services, Inc.

                                  ARTICLE TWO

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Corporations Code of the State of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated under the Corporations Code of the State of California.

                                 ARTICLE THREE

The corporation's initial agent for service of process is Lesley A. Allison, who may be served at 3626 Ruffin Road, San Diego, California 92123.

                                  ARTICLE FOUR

The total number of shares that the corporation is authorized to issue is one million shares. Such shared shall be of a single class.

                                  ARTICLE FIVE

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.


                                  ARTICLE SIX

The corporation is authorized to provide indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the Corporations Code.

I declare that I am the Incorporator who has executed the foregoing Articles of Incorporation and hereby declare that this instrument is the act and deed of the undersigned.


Dated: 1/20/1994
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                                    /s/ James B. Wyland
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